Exhibit 10.2

FORM OF CONVERTIBLE NOTE PURCHASE AGREEMENT

BY AND BETWEEN

FINANCE OF AMERICA COMPANIES INC.

AND

THE PURCHASER ENTITIES LISTED ON SCHEDULE A HERETO

Dated as of August 4, 2025

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A – Definitions

SCHEDULES

Schedule A - List of Purchaser Entities

ANNEXES

Annex A – Form of Unsecured Convertible Promissory Note

ii

CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT dated as of August 4, 2025 (this “Agreement”) is by and between Finance of America Companies Inc., a Delaware corporation (the “Company”), and the Purchaser Entities listed on Schedule A (each, a “Purchaser Entity”, and, collectively, the “Purchaser”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.

RECITALS

WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to issue, sell, transfer and deliver to the Purchaser, the Purchased Notes (as defined below) in consideration of the payment of the Purchase Price (as defined below) by or on behalf of the Purchaser to the Company, on the terms and subject to the conditions set forth herein;

WHEREAS, contemporaneously with the execution of this Agreement, the Company is entering into a Convertible Note Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Other Convertible Note Purchase Agreement”) with [  ] and [  ], (collectively, the “Other Purchaser”), pursuant to which, on the terms and subject to the conditions set forth therein, the Other Purchaser will purchase from the Company, and the Company will issue, sell, transfer and deliver to the Other Purchaser, a series of unsecured convertible promissory notes, in the form attached hereto as Annex A (the “Notes”), with an aggregate principal amount of $40.0 million in consideration of the payment by or on behalf of the Purchaser of an aggregate purchase price of $[  ] by or on behalf of the Other Purchaser to the Company;

WHEREAS, the Board of Directors, based on the recommendation of the Audit Committee, has (i) determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders, and (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the Other Convertible Note Purchase Agreement and the consummation of the transactions contemplated herein and therein.

WHEREAS, substantially contemporaneously with the execution of this Agreement, the Company is entering into a repurchase agreement (the “Repurchase Agreement”) with certain funds affiliated with Blackstone Inc. (collectively, “Blackstone”) and FOAEC to repurchase all equity of the Company and FOAEC held by Blackstone.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF PURCHASED NOTES

Section 1.1 Purchase and Sale. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Purchaser Entities shall purchase, and the Company shall issue, sell, transfer and deliver to the Purchaser Entities, a series of unsecured convertible promissory notes, in the form attached hereto as Annex A, with an aggregate principal amount of $[   ] (the “Purchased Notes”) in consideration of the payment by or on behalf of the Purchaser of an aggregate purchase price of $[  ] (the “Purchase Price”), based on the allocations set forth on Schedule A.

Section 1.2 Closing.

(a) On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the issuance, sale, purchase, transfer and delivery of the Purchased Notes (the “Closing”) shall take place on 10:00 a.m. New York City time on August 4, 2025 (the “Closing Date”) remotely via the exchange of final documents and signature pages (or such other date, time and place as is mutually agreed to by the Company and the Purchaser), and upon confirmation that all of the conditions set forth in Article V have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at the Closing).

(b) At the Closing, upon receipt by the Company of payment of the Purchase Price by or on behalf of the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, the Company will deliver to the Purchaser evidence reasonably satisfactory to the Purchaser of the issuance of the Purchased Notes in the name of the Purchaser (or its nominee).

(c) At the Closing, each Purchaser Entity shall deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 certifying that the Purchaser is a U.S. person or a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-8IMY with accompanying IRS Form W-9s indicating it is wholly owned by “United States persons” and completely exempt from withholding.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as of date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that, except as set forth in the SEC Documents filed by the Company with the SEC, and publicly available, prior to the date hereof (other than any disclosures set forth in the “Risk Factors” or “Forward-Looking Statements” sections or similarly captioned sections of any such filings (it being acknowledged that nothing disclosed in the SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 2.3, 2.5, 2.8 and 2.9)):

Section 2.1 SEC Filings. The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, when read together with all of the Company’s other filings with the Securities and Exchange Commission since January 1, 2025 to the date hereof, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 2.2 Organization and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, partnership or other entity validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company, partnership or other entity power and authority to own or lease its assets, rights and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its assets, rights or property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True, correct and complete copies of the Company’s governing documents are included in the SEC Documents.

Section 2.3 Authorization; No Conflicts.

(a) The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the due authorization, issuance, sale, transfer and delivery of the Purchased Notes. This Agreement has been duly executed and delivered by the Company. Assuming due execution and delivery thereof by the Purchaser, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Purchased Notes have been duly authorized by the Company, and when delivered to and paid for by the Purchaser, will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) Assuming that each of the consents, approvals, authorizations and filings contemplated by Section 2.4 have been obtained or made, as applicable, the authorization, execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Purchased Notes, does not and will not: (i) violate or result in the breach of any provision of the Certificate of Incorporation or Bylaws of the Company; or (ii) in each case except to the extent that such violation or result has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) (i) violate or result in the breach of any provision of the organizational documents of any of the Company’s Subsidiaries, (B) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any mortgage, loan or credit agreement, indenture, bond, note, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract; (C) violate any provision of, constitute a breach of, or default under, any Laws applicable to the Company or any of its Subsidiaries; or (D) result in the creation of any lien upon any assets, rights or properties of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a Governmental Entity to the Company or any of its Subsidiaries, other than liens under federal or state securities Laws or liens created by Purchaser.

Section 2.4 Government Approvals. No consent, approval or authorization of, or filing with, any Governmental Entity is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, including the issuance of the Purchased Notes, except for any consents, approvals, authorizations or filings: (a) required under the rules and regulations of the NYSE, (b) required under the Exchange Act and the Securities Act, (c) to comply with state securities of “blue-sky” Laws or (d) required to list the shares of the Class A Common Stock underlying the Purchased Notes with the NYSE.

Section 2.5 Authorized and Outstanding Stock; Subsidiaries.

(a) The authorized capital stock of the Company consists of 6,000,000,000 shares of Class A Common Stock, 1,000,000 shares of Class B Common Stock and 600,000,000 shares of Preferred Stock (collectively, the “Common Stock”).

(b) As of the close of business on August 1, 2025 (the “Capitalization Date”), there were (i) 11,079,270 shares of Class A Common Stock issued and outstanding, 425,850 unvested shares of Class A Common Stock that are subject to vesting and forfeiture and 24,516,883 shares of Class A Common Stock reserved for issuance upon the exchange of FOAEC Units in accordance with the Exchange Agreement, pursuant to the Transaction Agreement, the settlement of Restricted Stock Units, the exercise of warrants to purchase shares of Class A Common Stock or options exercisable for FOAEC Units and the exchange of the 10.000% Exchangeable Senior Secured Notes due 2029, issued by Finance of America Funding LLC, (ii) 14 shares of Class B Common Stock issued and outstanding, and (iii) no shares of Preferred Stock issued and outstanding. Except as set forth in the foregoing sentence, there are no outstanding securities of the Company convertible into or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests of any character in, the Company. Since the Capitalization Date through the date hereof, except for shares of Class A Common Stock issued upon the settlement of Restricted Stock Units and shares of Common Stock to be issued upon conversion of the Notes issued pursuant to Other Convertible Note Purchase Agreement, no shares of Common Stock have been authorized, issued, redeemed, repurchased or otherwise sold or acquired by the Company.

(c) All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. The Purchased Notes have been duly authorized and the shares of Class A Common Stock underlying the Purchased Notes have been duly authorized and reserved for issuance and, when issued and sold in exchange for receipt of consideration therefor in accordance with the terms hereof, will be duly authorized, validly issued and fully paid and non-assessable. No Purchased Notes, or the shares of Class A

Common Stock underlying such Purchased Notes, has been, and none of the Purchased Notes or underlying shares of Class A Common Stock, will be, issued in violation of any preemptive right arising by operation of Laws, under the Certificate of Incorporation, the Bylaws or any contract, or otherwise. None of the Purchased Notes will be, when issued, subject to any restrictions on transfer under applicable Laws or any contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities Laws. When issued in accordance with the terms hereof, the Purchased Notes will be free and clear of all liens (other than liens incurred by Purchaser or its Affiliates and restrictions arising under applicable securities Laws).

(d) Other than pursuant to the Other Convertible Note Purchase Agreement, the Incentive Plan or the LTIP, there are no: (i) subscription, warrant, option, convertible security or other rights, commitments, agreements, arrangements to purchase or acquire any shares of capital stock of the Company authorized or outstanding issued by the Company or pursuant to any other obligation of the Company; (ii) commitments, agreements, arrangements or obligations of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute capital stock of, or other equity or voting interest (or voting debt) in, the Company; (iii) obligations of the Company to purchase, redeem or otherwise acquire any shares of the Company’s capital stock or to pay dividends or make any other distributions in respect thereof; (iv) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests (or voting debt) in, the Company; (v) shares of capital stock outstanding, or other equity or voting interests of any character in, the Company as of the Closing Date other than shares that have become outstanding after the Capitalization Date, which were reserved for issuance as of the Capitalization Date, as set forth in Section 2.5(b) pursuant to the settlement, after the Capitalization Date, of Restricted Stock Units; (vi) agreements, arrangements or commitments between the Company and any Person relating to the acquisition, disposition or voting of the capital stock of, or other equity or voting interest (or voting debt) in, the Company; and (vii) preemptive rights, whether arising by operation of Law, under the Certificate of Incorporation, the Bylaws or any contract, or otherwise, with respect to the issuance of any capital stock of the Company.

(e) Other than those Subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act), the Company’s Subsidiaries consist solely of all the entities listed on Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2024. The Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries, except FOAEC, in which it owns, directly or indirectly, 11,079,270 FOAEC Units as of the Capitalization Date. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, were not issued in violation of any preemptive right, right of first refusal or similar right, and in the case of corporations, is fully paid and non-assessable. Except as described in the SEC Documents, there are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

Section 2.6 Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Article III, the offer and sale of the Purchased Notes pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Purchased Notes, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Purchased Notes under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Purchased Notes under this Agreement to be integrated with other offerings by the Company.

Section 2.7 Investment Company Act. The Company is not required to register as, and, immediately after giving effect to the sale of the Purchased Notes in accordance with this Agreement and the application of the proceeds as described in this Agreement, will not be required to be registered as, an “investment company,” as that term is defined in the Investment Company Act.

Section 2.8 NYSE. The Class A Common Stock is listed on the NYSE, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Class A Common Stock being delisted from the NYSE. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its Class A Common Stock on the NYSE.

Section 2.9 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries.

Section 2.10 Taxes. The Company and each of its Subsidiaries has filed all federal, state and other tax returns and reports required to be filed by it, and has paid all taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets except any such taxes being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

Section 2.11 No Additional Representations. Except for the representations and warranties made by the Company in this Article II and in any certificate delivered to the Purchaser in connection with this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Purchaser as may be required by this Agreement, nor will anything in this Agreement operate to limit any claim by any Purchaser or any of its respective Affiliates for Fraud.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date) that:

Section 3.1 Organization and Power. Each Purchaser Entity is duly formed or incorporated, validly existing and in good standing under the Laws of the jurisdiction of its formation or incorporation and has all necessary power and authority to own its properties and to carry on its business as presently conducted.

Section 3.2 Authorization, Etc. The Purchaser has all necessary power and authority and has taken all necessary entity action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby. The authorization, execution, delivery and performance by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, does not and will not: (a) violate or result in the breach of any provision of the organizational documents of the Purchaser; or (b) with such exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Purchaser or any material contract to which the Purchaser is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local Laws. This Agreement has been duly executed and delivered by the Purchaser. Assuming due execution and delivery thereof by the Company, this Agreement will be a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.3 Government Approvals. No consent, approval, license or authorization of, or filing with, any Governmental Entity is or will be required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement, except for: (a) those which have already been made or granted; (b) the filing with the SEC under Section 13(d), Section 13(g) or Section 16 of the Exchange Act, if and as applicable and (c) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

Section 3.4 Investment Representations.

(a) The Purchaser is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(b) The Purchaser has been advised by the Company that the Purchased Notes have not been registered under the Securities Act, that the Purchased Notes will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act (including if applicable pursuant to the safe harbor under Regulation D promulgated under the Securities Act), relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities Laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Purchaser in this Agreement. The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(c) The Purchaser is purchasing the Purchased Notes for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities Laws.

(d) By reason of its business or financial experience, the Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder.

(e) The Company has provided to the Purchaser documents and information that the Purchaser has requested relating to an investment in the Company. The Purchaser recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the Purchased Notes. The Purchaser has carefully considered and has discussed with the Purchaser’s professional legal, tax and financial advisers the suitability of an investment in the Company, and the Purchaser has determined that the acquisition of the Purchased Notes is a suitable investment for the Purchaser. The Purchaser has not relied on the Company for any tax or legal advice in connection with the purchase of the Purchased Notes. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations or other information (other than the representations and warranties of the Company set forth in Article II).

Section 3.5 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser and for which the Company will be liable.

Section 3.6 Financial Capability. The Purchaser will have access to available funds necessary to pay the Purchase Price on the terms and conditions contemplated by this Agreement.

Section 3.7 No Additional Representations. The Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II and in any certificate delivered by the Company in connection with this Agreement, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, the Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II, any information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof. To the fullest extent permitted by applicable Laws, without limiting the representations and warranties contained in Article II, other than in the case of Fraud, neither the Company nor any of its Subsidiaries or any other Person shall have any liability to any Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries or representatives to the Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1 Restrictive Legends.

Each certificate representing Purchased Notes shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities Laws):

“THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THIS NOTE AND

THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER APPLICABLE SECURITIES LAWS AND IF APPLICABLE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH APPLICABLE SECURITIES LAWS.”

Section 4.2 NYSE Listing. The Company shall apply to cause the shares of Class A Common Stock that may be received upon conversion of the Purchased Notes to be approved for listing on the NYSE, substantially contemporaneously with Closing, subject to official notice of issuance. The Company shall use its reasonable best efforts to maintain the listing of the Class A Common Stock upon each national securities exchange and automated quotation system, if any, upon which shares of Class A Common Stock are then listed and shall maintain, so long as any other shares of Class A Common Stock shall be so listed, such listing of the Class A Common Stock. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 4.2.

Section 4.3 DTC. The Company covenants and agrees to use commercially reasonable efforts to make the Notes eligible for deposit with Depository Trust Company (DTC) as soon as reasonably practicable following the issuance of the Purchased Notes. In this connection, each Purchaser agrees to execute such agreements, documents, instructions and instruments and take such actions as the Company may reasonably request in connection with this Section 4.3. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 4.3.

Section 4.4 Taxes. The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all taxes, lawful assessments, and governmental levies except such as are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or where the failure to effect such payment or discharge is not adverse in any material respect to the Purchasers.

ARTICLE V

CONDITIONS TO THE PARTIES’ OBLIGATIONS

Section 5.1 Conditions of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Article II of this Agreement (other than Section 2.2 (Organization and Power), 2.3(a) (Authorization), 2.5(a) and (b)

(Authorized and Outstanding Stock), 2.6 (Private Placement), 2.7 (NYSE) and 2.9 (No Brokers or Finders) of this Agreement) shall be true and correct as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) each of the representations and warranties of the Company contained in Section 2.2 (Organization and Power), 2.3(a) (Authorization), 2.5(a) and (b) (Authorized and Outstanding Stock), 2.6 (Private Placement), 2.7 (NYSE) and 2.9 (No Brokers or Finders) of this Agreement shall be true and correct in all material respects on the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time).

(b) Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.

(d) Other Convertible Note Purchase Agreement. The transactions contemplated by the Other Convertible Note Purchase Agreement shall have been consummated or shall be consummated substantially simultaneously with the Closing in accordance with the Other Convertible Note Purchase Agreement in effect as of the date hereof, with no amendments thereto other than those amendments which have been made, mutatis mutandis, to this Agreement.

(e) Repurchase Agreement. The Company shall have entered into the Repurchase Agreement.

(f) Legal Opinion. The Purchaser shall have received an opinion of Simpson Thacher & Bartlett LLP in form reasonably satisfactory to the Purchaser.

Section 5.2 Conditions of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties of the Purchaser contained in Article III of this Agreement shall be true and correct on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(b) Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.

(c) No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.

(d) Repurchase Agreement. After the employment of reasonable efforts to enter into the same, the Company shall have entered into the Repurchase Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Non-Survival. Except for the representations and warranties of the Company contained in Sections 2.1 (Organization and Power), 2.2(a) (Authorization), 2.4(a) and (b) (Authorized and Outstanding Stock), 2.5 (Private Placement) and 2.8 (No Brokers and Finders), which shall survive indefinitely, following the Closing, none of the representations and warranties contained in Article II and Article III hereof shall survive; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representations and warranties in the case of Fraud. No covenants and agreements of the parties contained herein shall survive the Closing except for any covenants that, by their terms, require performance (in whole or in part) after the Closing, in which case such covenants shall survive in accordance with their terms.

Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.3 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b) Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware, and, if applicable, in any state or federal court located in The City of New York and County of New York (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of New York and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c) Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d) Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such Person.

(e) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.4 Entire Agreement; No Third Party Beneficiary. This Agreement contains the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.5 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees and excluding any investment banking fees shall be paid by the party incurring such expenses, except that the Company has agreed to reimburse each Purchaser Entity for their documented legal fees.

Section 6.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Attention: Graham Fleming

Email:   [****]

with a copy (which shall not constitute notice) to:

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Attention: General Counsel

Email:   [****]

and

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, DC 20001

Attention: William R. Golden

Email:   wgolden@stblaw.com

If to Purchaser, to the address set forth on Schedule A attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.6)

with a copy (which shall not constitute notice) to:

[Counsel]

[Address]

Attention: [  ]

Email: [  ]

Section 6.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Purchaser, with respect to any of its rights, interests and obligations under this Agreement in whole or in part except in connection with a transfer of Purchased Notes that complies with Section 14 thereof, whereupon the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned, and such assignee and shall become the Purchaser hereunder. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.8 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.10 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or”, “any” or “either” shall not be exclusive. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 6.11 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.12 Specific Performance. The parties hereto agree that irreparable damage would occur and that a party would not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity. Under no circumstances will the Company be permitted or entitled to receive both (a) a grant of specific performance resulting in the consummation of the issuance of the Purchased Notes in exchange for receipt in full by the Company of the Purchase Price therefor, and (b) the payment of monetary damages at any time.

Section 6.13 Non-Recourse. Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto or thereto, including Persons that become parties hereto after the date hereof or that agree in writing to be bound by the terms of this Agreement, (the “Contract Parties”) and then only with respect to the specific obligations of such party and subject to the terms, conditions and limitations set forth herein or therein. No Person other than the Contract Parties, including no member, partner, stockholder, unitholder, Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or their respective negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each of the Contract Parties hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.

Section 6.14 Further Assurances. From the date hereof until the Closing, without further consideration, the Company and the Purchaser shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, appropriate or advisable to consummate the transactions contemplated by this Agreement and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to Closing:

(a) by mutual written consent of the Company and the Purchaser;

(b) by either the Company or Purchaser, if any Governmental Entity with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and non-appealable;

(c) by notice given by the Company to the Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 5.2(a) or 5.2(b) would not be satisfied and, if capable of being cured, which have not been cured by the Purchaser thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; provided, however, that the Company is not then in breach of any of its obligations hereunder; or

(d) by notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 5.1(a) or 5.1(b) would not be satisfied and, if capable of being cured, which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured; provided, however, that the Purchaser is not then in breach of any of its obligations hereunder.

Section 7.2 Certain Effects of Termination. In the event that this Agreement is terminated in accordance with Section 7.1, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, and (b) any actual and intentional Fraud or intentional or willful breach of this Agreement; provided that, notwithstanding any other provision set forth in this Agreement, neither the Purchaser, on the one hand, nor the Company, on the other hand, shall have any such liability in excess of the Purchase Price. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (i) as set forth in the preceding sentence and (ii) that the provisions of Section 6.2 to 6.4 (Counterparts, Governing Law, Entire Agreement) and Section 6.6 through Section 6.13 (Notices, Successors and Assigns, Headings, Amendments and Waivers, Interpretations; Absence of Presumption, Severability, Specific Performance, Non-Recourse, Further Assurances) shall survive the termination of this Agreement.

(Signature page follows)

The parties have caused this Agreement to be executed as of the date first written above.

COMPANY

FINANCE OF AMERICA COMPANIES INC.

By:
Name:
Title:

[Signature Page to Convertible Note Purchase Agreement]

PURCHASER

[ ]

By:
Name:
Title:

[Signature Page to Convertible Note Purchase Agreement]

[ ]

By: [ ]

By:
Name:
Title:

[Signature Page to Convertible Note Purchase Agreement]

[ ]

By: [ ]

By: [ ]

By:
Name:
Title:

[Signature Page to Convertible Note Purchase Agreement]

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Company and its Subsidiaries, on the one hand, and the Purchaser or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates and (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which the Purchaser or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be further amended or restated.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended, and as the same may be further amended or restated.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement, dated as of April 1, 2021, among the Company, FOAEC and the holders of FOAEC Units from time to time, as may be amended, supplemented or otherwise modified from time to time, including as modified by the Equity Matters Agreement, dated as of March 31, 2023, by and among the Company, FOAEC, and American Advisors Group (now known as Bloom Retirement Holdings Inc.).

“FOAEC” means Finance of America Equity Capital LLC, a Delaware limited liability company.

“FOAEC Units” means Class A Units of FOAEC.

“Fraud” means knowing and intentional fraud with respect to the making of the representations and warranties expressly set forth in this Agreement or any certificate delivered in connection herewith.

“GAAP” means generally accepted accounting principles as in effect in the United States, consistently applied.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission, stock exchange or other governmental official, authority or instrumentality (including any legislature, commission, regulatory administrative authority, governmental agency, bureau, branch or department).

“Incentive Plan” means the Company’s 2021 Omnibus Incentive Plan, as may be amended, supplemented or modified from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Law” means any order, law, statute, regulation, rule (including interpretive rules), ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by, or any stipulation or requirement of, or binding agreement with, any Governmental Entity, as in effect at the applicable time.

“LTIP” means the Amended and Restated UFG Holdings LLC Management Long-Term Incentive Plan, as may be amended, supplemented or modified from time to time.

“Material Adverse Effect” means, with respect to a party hereto, any event, change, development, circumstance, condition, state of facts or occurrence that individually or in the aggregate is, or would reasonably be expected to be, materially adverse to the ability of such party to perform its obligations or consummate the transactions contemplated hereby by the Closing Date (or on a timely basis to the extent such obligations require performance after the Closing Date).

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or a government or other agency or political subdivision thereof.

“Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.

“representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors.

“Restricted Stock Units” has the meaning ascribed thereto in the Incentive Plan.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed or furnished by the Company with the SEC prior to the Closing Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Transaction Agreement” means that certain Transaction Agreement, dated as of October 12, 2020, by and among Replay Acquisition Corp., the Company, RPLY Merger Sub LLC, RPLY BLKR Merger Sub LLC, Blackstone Tactical Opportunities Fund (Urban Feeder) – NQ L.P., Blackstone Tactical Opportunities Associates – NQ L.L.C., FOAEC, BTO Urban Holdings L.L.C., Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P., Libman Family Holdings LLC, The Mortgage Opportunity Group LLC, L and TF, LLC, UFG Management Holdings LLC, and Joe Cayre, as may be amended, supplemented or modified from time to time.

“Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class A Common Stock; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include the direct or indirect transfer of any limited partnership interests or other equity interests in the Purchaser (or any direct or indirect parent entity of Purchaser) (provided that if any transferor or transferee ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”). The term “Transferred” shall have a correlative meaning.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Applicable Matters	6.3(b)
Capitalization Date	2.5(b)

Term	Section
Chosen Court	6.3(b)
Closing	1.2
Closing Date	1.2
Common Stock	2.4(a)
Company	Preamble
Contract	2.3(b)
Contract Parties	6.13
IRS	1.2(c)
Notes	Recitals
Other Convertible Note Purchase Agreement	Recitals
Purchased Notes	1.1
Purchase Price	1.1
Purchaser	Preamble
Purchaser Entity	Preamble
Regulation D	2.5
Repurchase Agreement	Recitals

SCHEDULE A

LIST OF PURCHASER ENTITIES

Entity	Address	Principal Amount of Notes/Funded Amount

ANNEX A

FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER APPLICABLE SECURITIES LAWS AND IF APPLICABLE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH APPLICABLE SECURITIES LAWS.

CUSIP: 31738L AA5

FINANCE OF AMERICA COMPANIES INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

US$[•]	August 4, 2025

FOR VALUE RECEIVED, Finance of America Companies Inc., a Delaware corporation (the “Company”), hereby absolutely and unconditionally promises to pay to the holder identified in the signature page hereto (the “Holder”) the principal sum of [•] United States Dollars ($[•].00) on the Maturity Date (as defined below).

This Unsecured Convertible Promissory Note (this “Note”) is one of a series of similar notes, with an aggregate principal amount of $40.0 million (the “2028 Convertible Notes”) being issued pursuant to one or more Convertible Note Purchase Agreements, each dated as of August 4, 2025 (each, a “Purchase Agreement”) among the Company, as issuer, and the Holder and the other purchasers identified in Exhibit A thereto, as Purchasers. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

1. Maturity Date; Acceleration.

(a) Maturity Date. Subject to Section 1(b), all outstanding principal shall be due and payable, in full, on August 4, 2028 (the “Maturity Date”), unless earlier converted into securities of the Company or other property pursuant to Section 5 below.

(b) Effect of Event of Default. Notwithstanding anything herein to the contrary, all outstanding obligations payable by the Company hereunder shall become due and payable in full upon the occurrence of an Event of Default in accordance with Section 6(b).

2. No Interest. No amounts owing under this Note shall accrue interest.

3. Payment of Note. All payments due under this Note shall be paid in lawful money of the United States. All payments shall be made by wire transfer of immediately available funds to an account designated in writing by the Holder. If a payment date is other than a Business Day, such payment shall be made on the next succeeding Business Day. As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required by law to be closed.

4. No Prepayment. Except with the prior written consent of the Holder, the Company may not pay any unpaid Balance of this Note in whole or in part before it becomes due and payable pursuant to the terms hereof.

5. Conversion.

(a) Conversion.

(i) Optional Conversion.

i) Conversion at the Option of the Holder. Subject to Sections 5(a)(iv) and 5(a)(v), at any time while any principal under this Note remains unpaid, on the second (2nd) Business Day following the Holder’s delivery to the Company of written notice of the Holder’s election, in its sole discretion, to convert this Note (the “Holder Conversion Notice”) in whole or in part, that portion of the principal amount of this Note designated by the Holder in the Holder Conversion Notice shall be converted automatically into a number of fully paid and nonassessable shares of Class A common stock, par value $0.0001 per share (“Common Stock”) of the Company (the “Conversion Shares”), at the Conversion Price, except that an election by the Holder pursuant to this Section 5(a)(i) to convert this Note in whole (and not in part) on or prior to the first anniversary of the Closing Date shall be at the Early Conversion Price. As used herein, “Conversion Price” means, with respect to the conversion of this Note, a price per Conversion Share equal to $19.00, subject to the adjustments set forth in Section 5(c) hereof, and “Early Conversion Price” means a price per Conversion share equal to $18.00, subject to the adjustments set forth in Section 5(c) hereof.

ii) Conversion at the Option of the Company. Subject to Section 5(a)(iv) and 5(a)(v), at any time while any principal under this Note remains unpaid, on the second (2nd) Business Day following the Company’s delivery to the Holder of written notice of the Company’s election, in its sole discretion, to convert this Note (the “Company Conversion Notice”) in whole or in part, that portion of the principal amount of this Note designated by the Company in the Company Conversion Notice shall be converted automatically into Conversion Shares at the Conversion Price or, if so converted prior to the first anniversary of the Closing Date, the Early Conversion Price. Notwithstanding anything otherwise to the contrary, prior to the first anniversary of the Closing Date, the Company will not elect to convert this Note at a time when any holder of 2028 Convertible Notes would be restricted from acquiring shares of Common Stock upon conversion by operation of the Conversion Blocker, unless and until an Appreciation Event shall have occurred. For clarity, regardless of whether or not an Appreciation Event has occurred, this Note may not in any event be converted in contravention of the Conversion Blocker set forth in Sections 5(a)(iv) or 5(a)(v). As used herein, an “Appreciation Event” shall occur if at any time following the Closing Date the average closing sale price per share of the Company’s Common Stock as reported on the New York Stock Exchange over ten consecutive trading days is equal to or greater than 200% of the then applicable Conversion Price.

2

(ii) Conversion Following Reclassification. At any time following any change in the outstanding securities of the Company by reason of any recapitalization, reclassification, merger, consolidation, combination or exchange of stock or units or any similar corporate reorganization of the Company not otherwise addressed herein, provision shall be made, in form and substance reasonably satisfactory to the Requisite Majority (as defined below), so that the Holder will receive upon conversion of this Note, in lieu of the stock or other securities or property that would have been receivable upon conversion of this Note prior to any such transaction, the stock or other securities, property or assets that the Holder would have received upon the consummation of any such transaction if this Note (or the applicable portion hereof) had been converted immediately prior thereto.

(iii) Dividends and Distributions. In the event that the Company shall, at any time while this Note is outstanding, declare or make any dividend or other pro rata distribution of its assets, including a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons or other assets, with respect to any class of securities issuable upon conversion of this Note then, upon conversion of this Note, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the holder of the number and class of securities into which this Note may be converted as of the record date fixed for the determination of the members or stockholders entitled to receive such distribution.

(iv) Conversion Blocker.

i) Notwithstanding anything otherwise to the contrary herein or in the Purchase Agreement, this Note shall not be convertible (the “Conversion Blocker”) at the option of the Holder, at the option of the Company or otherwise, during any period of time in which the aggregate number of shares of Common Stock that may be acquired by the Holder upon conversion of the Note would, when added to the aggregate number of shares of Common Stock deemed beneficially owned by such Holder at such time, as determined pursuant to applicable rules, regulations or guidelines underlying the applicable Mortgage Regulatory Approval cause such Holder to be required to provide notice to or obtain consents, approvals or other authorizations, or exemption from any such notice, consent, approval or other authorization, from any Governmental Entity overseeing the Company’s direct and indirect regulated mortgage activities (any such notices, consents, approvals or other authorizations (or exemptions therefrom), the “Mortgage Regulatory Approvals”); provided, however, that this Conversion Blocker will terminate upon the earlier to occur of (i) receipt of all applicable Mortgage Regulatory Approvals and (ii) the date the Company and such Holder have reasonably concluded that the transaction does not require any Mortgage Regulatory Approvals. As used herein, “Governmental Entity” means any federal, national, state, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof, including Ginnie Mae, Fannie Mae and any other government owned or sponsored enterprise.

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ii) To the extent the conversion of the Holder’s Notes is being prevented by the Conversion Blocker, the Company shall agree to cooperate in good faith with the Holder to furnish to the Holder necessary information and reasonable assistance as the Holder may reasonably request in connection with the preparation of any Mortgage Regulatory Approval and will cooperate in responding to any inquiry from a Governmental Entity; provided, that the Holder will, in each case, to the extent permitted by the applicable Governmental Entity and applicable law, (i) promptly inform the Company of any such inquiry, (ii) give the Company a reasonable opportunity to attend and participate in any substantive meeting or discussion with any Governmental Entity relating to the Mortgage Regulatory Approvals, (iii) consult with the Company in advance with respect to any appearance, presentation, memorandum, brief, argument, opinion and/or proposal made or submitted in connection with a Mortgage Regulatory Approval, and (iv) promptly provide the Company with copies of all material correspondence, submissions or written communications between the Holder and any Governmental Entity with respect to the Mortgage Regulatory Approvals. Notwithstanding anything to the contrary herein, the Company and the Holder understand and agree that it is the Holder’s obligation to make any filing associated with any Mortgage Regulatory Approval and to pay the applicable costs and expenses related to such filing, that would be required to obtain the required Mortgage Regulatory Approvals.

iii) For the avoidance of doubt, the conversion of any portion of this Note which would not violate the terms of the Conversion Blocker shall be permitted. None of the Company or its respective subsidiaries shall be liable to the Holder or any other Person for any breach of the Conversion Blocker resulting from actions the Company or any such subsidiary is otherwise required to take in connection with any conversion of all or part of this Note in reliance on a Holder Conversion Notice delivered by the Holder. As used herein, “Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(v) Beneficial Ownership Blocker. Notwithstanding anything otherwise to the contrary herein or in the Purchase Agreement, this Note shall not be convertible at the option of the Holder, at the option of the Company or otherwise, to the extent that, after giving effect to such conversion, the Holder, together with the Holder’s Affiliates (as defined below), and any other persons acting as a group (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) together with the Holder or any of the Holder’s Affiliates, would beneficially own (as determined in accordance with Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such

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conversion (the “Beneficial Ownership Limitation”). The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-one (61) days prior notice to the Company. Other Holders shall be unaffected by any such waiver. For the avoidance of doubt, the conversion of any portion of this Note which would not violate the terms of this section shall be permitted. “Affiliate” shall mean any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(b) Conversion Procedure.

(i) Upon any conversion in accordance with Section 5(a), the Company shall cause the applicable Conversion Shares to be issued and delivered to the Holder on the second Business Day following the related date of conversion in accordance with the Holder’s instructions, which Conversion Shares shall bear a restricted legend to the extent required under U.S. federal securities laws. The Company will update its books and records and Note register to reflect, among other things, any conversions of this Note in part and the remaining outstanding principal balance.

(ii) No fractional Conversion Shares will be issued in connection with any conversion. In lieu of any fractional shares that would otherwise be issuable, the number of Conversion Shares to be issued shall be rounded down to the next whole number.

(iii) Once any or all of the principal amount of this Note has been converted pursuant to Section 5(a), such conversion shall constitute full satisfaction of the Company’s obligations with respect to such portion of the principal amount, but such conversion shall not limit the Company’s obligations under this Note with respect to any remaining unpaid principal amount.

(iv) Each of the Holder and the Company may withdraw any Holder Conversion Notice or Company Conversion Notice, as the case may be, in its sole discretion prior to effectiveness of the conversion triggered thereby.

(c) Conversion Price Adjustments. If, on or after the closing date specified in the Purchase Agreement (the “Closing Date”), shares of the Company’s Common Stock are combined or consolidated, by reclassification, reverse split or otherwise, into a lesser number of shares, the Conversion Price and Early Conversion Price, as applicable, shall be proportionately increased. If, on or after the Closing Date, the shares of the Company’s Common Stock are split or multiplied, by reclassification, stock dividend or otherwise, into a greater number of shares, the Conversion Price and Early Conversion Price, as applicable, shall be proportionately decreased.

(d) Rights of the Holder. Until converted in accordance with Section 5(a), the Holder shall have no rights as a holder of Conversion Shares or other securities issuable upon the conversion of this Note.

(e) Notice of Adjustment or Events. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Conversion Price, Early Conversion Price and/or any event giving rise to a change in the class of securities or other property issuable hereunder. Such notice shall set forth the adjustment and show in reasonable detail the facts on which that adjustment is based.

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6. Events of Default.

(a) The occurrence of any one or more of the following events shall constitute an event of default (hereinafter “Event of Default”) under this Note:

(i) The failure of the Company to pay any payment of principal when the same shall become due and payable or the failure to deliver shares on conversion within the time period required by this Note, which failure to deliver shares is not cured within five calendar days;

(ii) Any representation or warranty made by the Company in the Purchase Agreement is false, inaccurate or misleading in any material respect on the date as of which it was made and the Company does not cure such false, inaccurate or misleading representation or warranty within thirty (30) days after written notice thereof has been given by or on behalf of the Holder to the Company;

(iii) If the Company shall (1) commence any proceeding or other action in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the U.S. Bankruptcy Code, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction; or (2) admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) make a general assignment for the benefit of creditors; or (5) be unable, or admit in writing that it is unable, to pay its debts as they mature; or (6) have any of the foregoing proceedings commenced against it by a third party and such proceeding or proceedings are not vacated within thirty (30) calendar days; or

(b) If one or more Events of Default shall have occurred, then the Holder (or its successors or assigns) may, at any time thereafter, at its option by written notice and demand to the Company (and without in any way limiting or being limited by the demand nature and other provisions of this Note) declare the principal to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, further demand, protest or notice, all of which are hereby waived by the Company, provided, however, no such notice or demand shall be required in the case of an Event of Default under Section 6(a)(iii), in which case, all amounts due hereunder, shall automatically and immediately, without further notice, action or deed, become due and payable.

7. Non-Waiver and Other Remedies. The rights, powers and remedies given to the Holder under this Note shall be in addition to and not in lieu of all rights, powers and remedies available to the Holder under the law or in equity. Any forbearance, failure or delay by the Holder in exercising any right, power or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise

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of any right, power or remedy preclude the further exercise thereof. No course of dealing or delay on the part of any holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of any holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

8. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address set forth on each party’s signature page attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 8).

9. Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

11. CONSENT TO JURISDICTION. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE HOLDER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF NEW YORK, AND ACCORDINGLY, EACH OF THE COMPANY AND THE HOLDER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

12. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

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13. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

14. Successors and Assigns.

(a) This Note may not be sold, exchanged, assigned, pledged, hypothecated, gifted or otherwise transferred, disposed of or encumbered, in each case, by either party, whether directly or indirectly, voluntary or involuntary or by operation of law, merger or otherwise (collectively, “Transferred” and each, a “Transfer”), to the extent the Company reasonably determines that (i) such Transfer is made to any Person other than a “United States person” within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) or any Person who can provide an Internal Revenue Service Form W-8IMY with accompanying Internal Revenue Service Form W-9s indicating it is wholly owned by “United States persons” and completely exempt from withholding; (ii) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Note; (iii) such Transfer would require the registration of such transferred Note pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the U.S. Securities Act of 1933, as amended or the U.S. Securities Exchange Act of 1934, as amended); or (iv) to the extent requested by the Company, the Company does not receive such legal opinions, completed Internal Revenue Service Forms W-9 or completed Internal Revenue Service Form W-8IMY with accompanying Internal Revenue Service Form W-9s and written instruments (including, without limitation, copies of any instruments of Transfer and such transferee’s consent to be bound by the applicable Purchase Agreement as a transferee) that are in a form reasonably satisfactory to the Company in the Company’s sole discretion. For the avoidance of doubt, any Transfer of this Note shall at all times be subject to compliance with the Securities Act of 1933, as amended, and all other securities laws of any applicable jurisdiction. Any purported assignment or Transfer not permitted under this Note shall be null and void. Subject to such limitations, this Note shall be binding upon the Company, and its respective successors, assigns, and shall inure to the benefit of the Holder, and its designees, successors and assigns.

(b) Subject to compliance with the foregoing Section 14(a), each Holder may Transfer all or any portion of this Note without the consent of the Company or any other Person upon two Business Days’ prior written notice to the Company.

15. Registered Form. This Note is registered with respect to principal and any transfer of this Note may be effected only by the surrender of this Note to the Company and either the reissuance of this Note by the Company or the issuance of a new note by the Company to the transferee.

16. Amendment; Waiver. The terms and conditions of this Note shall not be amended, changed, terminated or waived except by a writing, duly executed by the Company and holders holding at least two thirds (2/3rds) of the aggregate principal amount of the 2028 Convertible Notes (the “Requisite Majority”) (which amendments, changes or waiver shall apply equally to all Notes) and, except as stated in the next sentence, without each holder’s consent. Notwithstanding the foregoing, each of the principal amount under any Note, the Conversion Price, the Early Conversion Price and maturity under any Note may not be amended, waived or modified without the affected the holder’s written consent.

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17. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18. Lost, Mutilated or Stolen Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon the surrender of this Note or cancellation to the Company at its principal office, the Company will execute and deliver, in lieu thereof, a new Note of like tenor containing the same terms as this Note, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose.

19. Waiver of Presentment, Demand for Payment, Etc. The Company waives presentment, demand for payment, protest and notice of protest and notice of dishonor of this Note.

20. No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Note. Without limiting the generality of the foregoing, the Company (a) shall at all times reserve and keep available a number of its authorized shares sufficient to permit the conversion of this Note and (b) shall take all such action as may be necessary or appropriate in order that all shares as may be issued pursuant to the conversion of this Note shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

21. Specific Performance. The parties agree that if the Company does not perform in accordance with the terms of this Note, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine. Accordingly, in addition to any other remedy available to the Holder, the parties agree that the Company shall be entitled to specific performance of the terms of this Note without further proof of irreparable damages or the posting of a bond or any other security.

22. Tax Treatment. The Company and the Holder agree to treat this Note as equity of the Company for U.S. federal, state and (if applicable) local income tax purposes. Except as required (a) pursuant to a “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986) by any taxing authority, or (b) due to an amendment to, or a change in official interpretation of, the Code, Treasury Regulations promulgated thereunder, or administrative guidance, each party agrees to treat the Note as described in the preceding sentence for all U.S. federal, state, and local income tax purposes (including, without limitation, on any and all filings with any U.S. federal, state, or local taxing authority) and agrees not to take any action inconsistent with such treatment.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note as of the date set forth above.

COMPANY

FINANCE OF AMERICA COMPANIES INC.

By:
Name: Title:

HOLDER

[NAME]

By:
Name: Title: